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                                                                    Exhibit 23.1




                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Preferred Voice, Inc.

We hereby consent to the use of this Registration Statement on Form SB-2 of our report dated May 5, 2000, relating to the financial statements of Preferred Voice, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



                                        PHILIP VOGEL & CO. PC
                                        /s/ Philip Vogel & Co. PC



Dallas, Texas
February 27, 2001